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                                                                   Exhibit 10.14



                           INDEMNIFICATION AGREEMENT
                           -------------------------

          THIS AGREEMENT is made as of April 1, 1996 among Polymer Group, Inc., a Delaware corporation (together with each of its subsidiaries, the "Company"), The InterTech Group, Inc., a South Carolina corporation ("InterTech"), Golder, Thoma, Cressey Fund III Limited Partnership, an Illinois limited partnership ("GTC Fund III"), Golder, Thoma, Cressey, Rauner, Inc., a Delaware corporation ("GTCR"), ConX, Inc., a South Carolina corporation ("ConX"), ConX II, Inc., a Delaware corporation ("ConX II"), Jerry Zucker ("Zucker") and James G. Boyd ("Boyd"). InterTech, GTC Fund III, GTCR, ConX, ConX II, Zucker, Boyd and, as applicable, each of their respective directors, officers, partners and agents, are referred to herein as the "Indemnified Parties." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          Pursuant to a Letter Agreement (the "Danaklon Letter Agreement"), dated as of September 28, 1995, by and among ConX, ConX II, Danaklon a/s and Danaklon Americas, Inc., ConX II has guaranteed the performance by ConX and The FiberTech Group, Inc. ("FiberTech") of certain obligations under a Supply and Cooperation Agreement (the "Supply and Cooperation Agreement") between Danaklon Americas, Inc. and FiberTech. ConX and FiberTech are wholly owned subsidiaries of the Company and the guarantee of their obligations allowed the Company to obtain certain benefits under the Supply and Cooperation Agreement.

          Pursuant to (i) a Loan and Security Agreement (the "First Union Credit Agreement"), dated as of June 9, 1995, by and among First Union National Bank of South Carolina ("First Union") as lender, ConX II as borrower and Zucker and Boyd as guarantors, (ii) an Unconditional Guaranty, dated as of June 9 1995, by and between First Union and Zucker, relating to the First Union Credit Agreement and (iii) an Unconditional Guaranty, dated as of June 9 1995, by and between First Union and Boyd, relating to the First Union Credit Agreement, Zucker and Boyd have guaranteed the performance by ConX II of certain of its obligations under the First Union Credit Agreement (collectively, the "First Union Guarantees"). The loans to ConX II under the First Union Credit Agreement have enabled ConX II to perform its obligations under its Services/Production Agreement and its Fiber Supply agreement with FiberTech.

          Pursuant to a Letter Agreement (the "GTC Letter Agreement"), dated as of June 9, 1995, by and among GTC Fund III, Zucker and Boyd, relating to First Union Credit Agreement, GTC Fund III have indemnified Zucker and Boyd for a portion of any amounts for which they may become liable in connection with their guarantees under the First Union Credit Agreement.

          Pursuant to a Purchase Agreement (the "J&J Purchase Agreement"), dated as of January 27, 1995, by and among Johnson & Johnson Advanced Materials Company, Johnson & Johnson, InterTech and Chicopee, Inc. ("Chicopee"), and a Supply Agreement (the "J&J Supply Agreement"), dated as of March 15, 1995, by and among Johnson & Johnson and Chicopee, InterTech has guaranteed performance by Chicopee of certain of its obligations under the J&J Purchase Agreement and the J&J Supply Agreement. Chicopee is a wholly owned subsidiary of the Company which was formed to acquire the nonwoven fabrics business of Johnson & Johnson


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pursuant to the J&J Purchase Agreement.  Johnson & Johnson purchases a substantial amount of product from Chicopee pursuant to the J&J Supply
Agreement.

          Pursuant to a Guaranty as an Inducement to Make Loan, dated as of September 1, 1993, by and among Zucker and Enterprise Zone Development Corporation of Vineland and Millville (the "Development Corporation") and a Guaranty as an Inducement to Make Loan, dated as of September 1, 1993, by and among InterTech and the Development Corporation, Zucker and InterTech have guaranteed the performance by ConX of certain of its obligations under a loan agreement between ConX and the Development Corporation (collectively, the "Development Corporation Guarantees"). ConX, a wholly owned subsidiary of the Company, used the proceeds of such loan agreement to make substantial improvements to its Vineland facility.

          Pursuant to certain other agreements, the Indemnified Parties have from time to time, individually or collectively, guaranteed the performance of certain obligations of affiliates of the Company (collectively, "Other Guaranteed Obligations"). The Indemnified Parties' obligations under the Danaklon Letter Agreement, the First Union Guarantees, the GTC Letter Agreement, the J&J Purchase Agreement, the J&J Supply Agreement, the Development Corporation Guarantees and the Other Guaranteed Obligations are collectively referred to herein as the "Indemnified Obligations."

          The Indemnified Parties have entered into the Indemnified Obligations at the request of the Company and at substantial personal risk to themselves. Each of the Indemnified Obligations represents a significant benefit to the Company or to one of its affiliates. The Company desires to defend, hold harmless and indemnify the Indemnifies Parties from and against any losses they may incur from time to time in respect of the Indemnified Obligations.

          The parties hereto agree as follows:

          Section  1.  Indemnification.

          1A. Indemnification Obligation. If any Indemnified Party suffers any Adverse Consequences in respect of any of the Indemnified Obligations, the Company shall defend, hold harmless and indemnify such Indemnified Party from and against the entirety of such Adverse Consequences the Indemnified Party may suffer through and after the date of the claim for indemnification in respect of such Indemnified Obligations. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          1B. Notice; Payment. If any Indemnified Party suffers any Adverse Consequences which may give rise to a claim for indemnification hereunder, then such Indemnified Party shall promptly notify the Company thereof in writing, providing written evidence of the incurrence of such Adverse Consequences; provided, however, that no delay on the part of the Indemnified Party in notifying any Company shall relieve the Company from any obligation hereunder. The Company shall promptly, but in any event within ten days after receipt of such


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notice, pay such Indemnified Party such amounts as are due with respect to such
Indemnified Obligation. If such Indemnified Party suffers additional Adverse Consequences with respect to such Indemnified Obligation, the Company shall pay such Indemnified Party such additional amounts in accordance with the terms of this Section 1B.

          1C. Right of Setoff. Any Indemnified Party shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in lieu of seeking any indemnification to which it is entitled under this Agreement) by notifying the Company that such Indemnified Party is reducing the amount outstanding under any amounts otherwise payable by such Indemnified Party, irrespective of whether the terms of such amounts payable to such Indemnified Party expressly allow a right of setoff against such amounts.

          1D. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Indemnified Party may have against the Company.

          Section  2. Miscellaneous.

          2A. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Indemnified Party to which such amendment relates. No other course of dealing between the Company and any Indemnified Party or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such holder.

          2B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          2C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          2D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          2E. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by the internal law, and not the law of conflicts, of New York.

          2F. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be

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deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Stockholder at the address indicated next to such party's name on the signature pages hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                          *  *  *  *  *  *  *  *  *  *

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          IN WITNESS WHEREOF, the parties hereto have executed this
Indemnification Agreement on the date first written above.

Address:                                POLYMER GROUP, INC.
  4838 Jenkins Avenue
  North Charleston, SC  29406            By:  /s/  Jerry Zucker
  Attention:  President                       ---------------------------------------
                                         Its:  Chairman, President & CEO

Address:                                 THE INTERTECH GROUP, INC.
  4838 Jenkins Avenue
  North Charleston, SC  29406            By:  /s/  Jerry Zucker
  Attention:  President                       ----------------------------------------
                                         Its:  Chairman, President & CEO
                                              ----------------------------------------

Address:                                 CONX, INC.
  4838 Jenkins Avenue
  North Charleston, SC  29406            By:  /s/ James G. Boyd
  Attention:  President                       ----------------------------------------
                                         Its:  Executive Vice President and Treasurer
                                              ----------------------------------------

Address:                                 CONX II, INC.
  4838 Jenkins Avenue
  North Charleston, SC  29406            By:  /s/ James G. Boyd
  Attention:  President                       ----------------------------------------
                                         Its:  Executive Vice President and Treasurer
                                              ----------------------------------------

                                         GOLDER, THOMA, CRESSEY FUND III
                                         LIMITED PARTNERSHIP
Address:
  6100 Sears Tower                       By:  Golder, Thoma, Cressey & Rauner, L.P.
  Chicago, IL  60606-6402                     ----------------------------------------
  Attention:   Bruce V. Rauner           Its:  General Partner
               David A. Donnini               ----------------------------------------

                                         By:  /s/ Bruce V. Rauner
                                              ----------------------------------------
                                         Its:  General Partner
                                               ---------------------------------------

                                         GOLDER, THOMA, CRESSEY, RAUNER, INC.
Address:
  6100 Sears Tower                       By:  /s/ Bruce V. Rauner
  Chicago, IL  60606-6402                     ----------------------------------------
  Attention:  Bruce V. Rauner            Its:  Principal
              David A. Donnini                ----------------------------------------

Address:
  c/o The InterTech Group, Inc.          /s/ Jerry Zucker
  4838 Jenkins Avenue                    ---------------------------------------------
  North Charleston, SC  29406            Jerry Zucker

Address:
  c/o The InterTech Group, Inc.          /s/ James G. Boyd
  4838 Jenkins Avenue                    ---------------------------------------------
  North Charleston, SC  29406            James G. Boyd